                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Novavax, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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

                                 NOVAVAX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Novavax, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 15, 1997 at 10:00 a.m. at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect to the Board of Directors those directors in the class of directors whose term expires at the 1997 Annual Meeting of Stockholders.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company for the current fiscal year.

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, March 21, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors

                                          David A. White,
                                          Secretary

April 8, 1997

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                 NOVAVAX, INC.

                               8320 GUILFORD ROAD
                               COLUMBIA, MD 21046

                            ------------------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1997
                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Novavax, Inc. ("Novavax" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 15, 1997 at 10:00 a.m. at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of proposals 1 and 2 set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

     Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on March 21, 1997 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On March 21, 1997, there were 11,888,153 shares of Common Stock outstanding.

     The Notice of Meeting, this Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 1996 are being mailed to stockholders on or about April 8, 1997.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as of March 21, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the other executive officers of the Company listed in the "Summary Compensation Table" below (collectively, the "Named Executive Officers") and
(iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                     SHARES OF             PERCENT
                                                                    COMMON STOCK          OF CLASS
                       BENEFICIAL OWNER                          BENEFICIALLY OWNED      OUTSTANDING
--------------------------------------------------------------   ------------------      -----------
Anaconda Opportunity Fund, L.P. ..............................        2,422,900(1)          18.5%
     730 Fifth Avenue
     New York, NY 10019
Mitchell J. Kelly.............................................        2,422,900(1)          18.5%
     265 E. 66th Street, #18C
     New York, NY 10021
Edward B. Hager, M.D. ........................................        1,178,150(2)           9.6%
     Pinnacle Mountain Farms
     Lyndeboro, NH 03082
Stephen J. Morris.............................................        1,034,900(3)           8.7%
     66 Navesink Avenue
     Rumson, NJ 07760
John P. Gallo.................................................          726,587(4)           5.9%
     Country Club Lane
     Buena, NJ 08310
Charles B. Ganz...............................................          721,968(5)           6.1%
     2875 N.E. 191st Street, Penthouse I
     North Miami Beach, FL 33180
Wayne A. Downing..............................................           20,000(6)          *
Jane E. Hager.................................................          562,418(7)           4.7%
J. Michael Lazarus, M.D. .....................................           30,000(8)          *
Richard F. Maradie............................................                0             *
John O. Marsh, Jr. ...........................................          194,000(9)           1.6%
Ronald A. Schiavone...........................................           86,800(10)         *
Ronald H. Walker..............................................           30,000(8)          *
Denis M. O'Donnell, M.D. .....................................          155,227(11)          1.3%
D. Craig Wright, M.D..........................................          358,919(12)          3.0%
All Executive Officers and Directors, as a Group (13
Persons)......................................................        5,766,251(13)         39.2%

---------------

    * Less than 1% of the Common Stock outstanding.
  (1) Mitchell J. Kelly, a director of the Company, is the general partner of the general partner of Anaconda Opportunity Fund, L.P. Includes 1,200,000 shares which may be acquired pursuant to warrants exercisable within 60 days of March 21, 1997.
  (2) Includes 445,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 21, 1997. Does not include shares (listed below)
      beneficially owned by Dr. Hager's wife, Jane E. Hager, as to all of which Dr. Hager disclaims beneficial ownership.

  (3) As reported on Schedule 13D dated March 18, 1996 and filed with the Securities and
      Exchange Commission by Stephen J. Morris and as supplemented by written disclosure to the Company. Mr. Morris has sole voting and investment power with respect to 919,600 shares and shared voting power with respect to 115,300 shares.
  (4) Includes 345,000 shares which Mr. Gallo may acquire pursuant to stock options exercisable within 60 days after March 21, 1997.
  (5) As reported on Schedule 13G dated January 17, 1997 and filed with the Securities and
      Exchange Commission, represents shares beneficially owned by various partnerships and entities for which Mr. Ganz serves as investment adviser. Mr. Ganz disclaims beneficial ownership of these shares.
  (6) Consists of 20,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 21, 1997.
  (7) Includes 110,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after March 21, 1997 and 27,418 shares owned of record by
      Mrs. Hager, as trustee for the benefit of her minor children. Does not include shares
      (listed above) beneficially owned by Mrs. Hager's husband, Edward B. Hager, as to all of which Mrs. Hager disclaims beneficial ownership.
  (8) Consists of 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days of March 21, 1997.
  (9) Includes 190,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 21, 1997.
 (10) Includes 30,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 21, 1997.
 (11) Includes 129,500 shares which may be acquired pursuant to stock options exercisable within 60 days after March 21, 1997.
 (12) Includes 276,393 shares which may be acquired pursuant to stock options exercisable within 60 days after March 21, 1997.
 (13) Includes 1,607,143 shares which may be acquired pursuant to stock options exercisable within 60 days after March 21, 1997. Also includes 1,200,000 shares which may be acquired pursuant to warrants exercisable within 60 days after March 21, 1997.

CHANGE OF CONTROL

     Prior to December 12, 1995, IGI, Inc. ("IGI"), the Company's former parent, owned 93.2% of the outstanding shares of the Company. On December 12, 1995, IGI distributed its entire interest in Novavax to the IGI stockholders (the "Distribution").

VOTES REQUIRED

     The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock cast is required for the ratification of the appointment of Coopers & Lybrand L.L.P. as independent auditors of the Company.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on the matter.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the members of the Board are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of members of the Board. If, upon dividing the number of directors by three, there is one remaining, that one is assigned to Class I. If the remainder is two, then one of the two is assigned to Class I and the other is assigned to Class II. The term of the Class II directors expires at the Meeting. The terms of the Class III and Class I directors will expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected, and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The three incumbent Class II directors are nominees for election this year for a three-year term expiring at the 2000 Annual Meeting of Stockholders. In the election, the three persons who receive the highest number of votes actually cast will be elected. The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefor is specifically withheld) to vote for the election of Dr. Lazarus, Mr. Marsh and Mrs. Hager as Class II directors. Each nominee is presently serving as a director of the Company and has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

     Mrs. Hager and Mr. Kelly were elected to the Board of Directors on February 25, 1997. Mr. Maradie was elected on March 25, 1997.

     The following table sets forth certain information with respect to each nominee for election as a Class II director and each continuing Class III and Class I director:

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS

                                      DIRECTOR          PRINCIPAL OCCUPATION, OTHER BUSINESS
            NAME               AGE     SINCE             EXPERIENCE AND OTHER DIRECTORSHIPS
----------------------------   ---    --------    ------------------------------------------------
J. Michael Lazarus, M.D. ...   59       1995      Medical Director and Senior Vice President,
                                                  Fresenius Medical Care North America, since
                                                  1996; Associate Professor of Medicine at Harvard
                                                  Medical School since 1979; Senior Physician at
                                                  the Brigham and Women's Hospital since 1992;
                                                  Practicing nephrologist at the Brigham and
                                                  Women's Hospital since 1971.

                                      DIRECTOR          PRINCIPAL OCCUPATION, OTHER BUSINESS
            NAME               AGE     SINCE             EXPERIENCE AND OTHER DIRECTORSHIPS
----------------------------   ---    --------    ------------------------------------------------
John O. Marsh, Jr. .........   70       1991      Chief Executive Officer of Novavax, Inc. from
                                                  July, 1996 to March, 1997 and Chairman of the
                                                  Board of Directors from July, 1996 to February,
                                                  1997. Of Counsel to the law firm of Hazel &
                                                  Thomas, P.C., Falls Church, VA from 1995 to 1996
                                                  and Member from 1990 through 1994; Chairman of
                                                  the Secretary of Defense Task Force on Quality
                                                  of Life from 1995 to 1996; Chairman of the
                                                  Reserve Forces Policy Board from 1989 to 1994;
                                                  Legislative Counsel to Secretary of Defense,
                                                  1989; Secretary of the Army from 1981 to 1989;
                                                  Acting Assistant Secretary of Defense for
                                                  Special Operations and Low Intensity Conflict,
                                                  1988; Counsellor with Cabinet rank to President
                                                  Ford from 1974 to 1977; Assistant for National
                                                  Security Affairs to Vice President Ford, 1974;
                                                  Assistant Secretary of Defense from 1973 to
                                                  1974; U.S. Representative in Congress from the
                                                  Seventh District of Virginia from 1963 to 1971
                                                  and member of Appropriations Committee from 1965
                                                  to 1971.
Jane E. Hager...............   51       1997      President of Prescott Investment Corp., a real
                                                  estate development firm, since 1991. Director of
                                                  Novavax from 1987 to 1995. Director of IGI,
                                                  Inc., an animal health products and cosmetics
                                                  company, since 1977 and Chief Financial Officer
                                                  and Treasurer from 1977 to 1983. Director of
                                                  Fleet Bank -- NH; Treasurer and Trustee of the
                                                  University of New Hampshire; Overseer of
                                                  Dartmouth Mary Hitchcock Hospital; Incorporator
                                                  of New Hampshire Fund.
                           DIRECTORS CONTINUING AS CLASS III DIRECTORS
Edward B. Hager, M.D. ......   65       1987      Chairman of the Board of Novavax since February,
                                                  1997. Chairman of the Board and Chief Executive
                                                  Officer of Novavax, Inc. from its founding in
                                                  1987 through June, 1996. Chairman of the Board,
                                                  Chief Executive Officer and Director of IGI,
                                                  Inc., an animal health products and cosmetics
                                                  company, since its founding in 1977.
John P. Gallo...............   54       1987      President, Chief Operating Officer and a
                                                  Director of IGI, Inc. since 1985. Chief
                                                  Operating Officer of Novavax, Inc. from 1995
                                                  through June, 1996 and Treasurer of Novavax,
                                                  Inc. from 1995 through May, 1996.
Mitchell J. Kelly...........   37       1997      Chairman of the Board, Chief Executive Officer
                                                  and Managing Member of Anaconda Capital
                                                  Management, L.L.C. since 1995. Managing General
                                                  Partner of Anaconda Capital, L.P. (the General
                                                  Partner of Anaconda Opportunity Fund, L.P.)
                                                  since 1993. Managing General Partner of Gallatin
                                                  Partners, L.P., from 1995 to 1996. General
                                                  Partner of Junction Partners from 1990 to 1995.
                                                  President of Junction Advisors, Inc. from 1992
                                                  to 1995. Vice President of Junction Advisors,
                                                  Inc. from 1988 to 1992 and various other
                                                  positions with the predecessor to Junction
                                                  Advisors, Inc. from 1985 to 1988.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

                                      DIRECTOR          PRINCIPAL OCCUPATION, OTHER BUSINESS
            NAME               AGE     SINCE             EXPERIENCE AND OTHER DIRECTORSHIPS
----------------------------   ---    --------    ------------------------------------------------
Wayne A. Downing............   56       1996      General, United States Army (Retired); Commander
                                                  in Chief of the United States Special Operations
                                                  Command from 1993 to 1996. Prior to 1993,
                                                  General Downing served as Commanding General,
                                                  United States Army Special Operations Command;
                                                  Deputy Chief of Staff for Training, United
                                                  States Army Training and Doctrine Command;
                                                  Director of the Washington Office, United States
                                                  Special Operations Command; Deputy Commanding
                                                  General, 1st Special Operations Command
                                                  (Airborne); Commander, 75th Ranger Regiment;
                                                  Commander, 3d Brigade, 1st Armored Division; and
                                                  Secretary of the Joint Staff of the United
                                                  States European Command, Stuttgart, Germany.
Ronald A. Schiavone.........   71       1995      Chief Executive Officer of Schiavone
                                                  Construction Co., a general contractor for
                                                  various public transportation projects, since
                                                  its founding in 1956. Mr. Schiavone is a Trustee
                                                  of the Associated General Contractors of America
                                                  and the Associated General Contractors of New
                                                  Jersey.
Ronald H. Walker............   59       1995      Senior Partner/Managing Director of Korn/Ferry
                                                  International, an executive search firm since
                                                  1978; President of Ron Walker & Associates,
                                                  Inc., a full service consulting company from
                                                  1977 to 1978; Associate Director and Tournament
                                                  Director of World Championship Tennis from 1975
                                                  to 1977; Director of the National Park Service
                                                  from 1972 to 1975; Special Assistant to the
                                                  President of the United States from 1969 to
                                                  1972.
Richard F. Maradie..........   49       1997      Chief Executive Officer and Director of Novavax,
                                                  Inc. since March, 1997. Co-founder, President
                                                  and Chief Executive Officer of Protyde
                                                  Pharmaceuticals, Inc. from 1994 to 1997.
                                                  Executive Vice President and Chief Operating
                                                  Officer of Platelet Research Products, Inc. from
                                                  1991 to 1994. President and Chief Executive
                                                  Officer of VimRx Pharmaceuticals, Inc. 1988 to
                                                  1991. Executive Vice President and Chief
                                                  Operating Officer of Creative Biomolecules, Inc.
                                                  from 1987 to 1988. Senior Director of Cetus
                                                  Corporation and General Manager and Chairman of
                                                  the Board of Managers of Cetus/BenVenue Oncology
                                                  Therapeutics from 1983 to 1987. Director of
                                                  Oncology Marketing and Sales of Adria
                                                  Laboratories, Inc. from 1974 to 1983.

     Dr. Hager and Mrs. Hager are married to each other. There are no other family relationships among any of the directors of Novavax.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met six times and acted by unanimous written consent twice during 1996. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he served.

     The Board of Directors of Novavax has an Executive Committee, a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee, an Investment Committee and an Independent Committee of Outside Directors (the "Independent Committee"). The Executive Committee, whose members are Dr. Hager (Chairman), Mr. Downing, Mr. Gallo and Mr. Maradie, has the authority to exercise the powers of the Board of Directors between Board meetings. The Compensation Committee, whose members are Messrs. Schiavone (Chairman), Downing, Kelly and Walker and Dr. Lazarus, reviews and recommends salaries and other compensatory benefits for the principal officers of Novavax and grants stock options to key employees of Novavax and its subsidiaries. The Audit Committee, whose members are Messrs. Walker (Chairman), Downing, Marsh and Schiavone, Dr. Lazarus and Mrs. Hager, selects Novavax's independent auditors, reviews the audit of Novavax's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Investment Committee, whose members are Mrs. Hager (Chairman) and Messrs. Kelly and Maradie reviews and monitors the investment of the Company's cash and marketable securities. The Independent Committee, whose members are Messrs. Downing (Chairman), Kelly, Marsh, Schiavone and Walker and Dr. Lazarus reviews and determines whether to approve any contracts or other transactions between Novavax and IGI.

     During 1996, the Audit Committee met three times and the Compensation Committee met three times and acted by unanimous consent once. The Independent Committee met twice. The Executive Committee met once. The Investment Committee did not exist in 1996. The Company has no nominating committee of the Board of Directors. The qualifications and nominations of directors are considered by the entire Board of Directors.

BOARD COMPENSATION

     Each director not employed by Novavax receives $1,000 for each meeting of the Board of Directors he attends. For information relating to shares of the Company owned by each of the directors, see "Beneficial Ownership of Stock."

     In addition, the 1995 Director Stock Option Plan of Novavax (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of Novavax on September 13, 1995. Directors of Novavax who are not employees of Novavax or any subsidiary of Novavax are eligible to participate in the Director Plan. The Director Plan provides for the issuance of up to 500,000 shares of Novavax Common Stock upon the exercise of stock options granted under the Director Plan. Under the terms of the Director Plan, each non-employee director of Novavax serving as a director at the time of the Distribution was granted an option for the purchase of 20,000 shares of Novavax Common Stock, and each non-employee director who becomes a director after the Distribution was and will be granted an option for the purchase of 20,000 shares of Novavax Common Stock on the date of his or her initial election as a director. Each non-employee director was also granted a non-statutory option to purchase 10,000 shares of Novavax Common Stock on the last business day of each of 1995 and 1996, and each non-employee director who is then serving as a director will be granted a non-statutory option to purchase 10,000 shares of Novavax Common Stock on the last business day of each of 1997 and 1998. Such options are exercisable in full beginning on the date which is six months after the date of grant and the option exercise price per share is equal to the fair market value of a share of Novavax Common Stock on the date the option is granted. The term of each option granted under the Director Plan is ten years, provided that an option may be exercised only while the director continues to serve as a director of Novavax and for a period of three years after he or she ceases to be a director for any reason. Options are not transferable except by will or by the laws of descent and distribution. The Board of Directors supervises and administers the Director Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Downing, Marsh, Schiavone and Walker and Dr. Lazarus served on the Company's Compensation and Stock Option Committee during all or part of 1996. Prior to his resignation as a director of IGI, Mr. Marsh was a member of the Compensation and Stock Option Committee of IGI, the former parent of Novavax and a company that Dr. Hager and Mr. Gallo serve as Chairman and Chief Executive Officer and President and Chief Operating Officer, respectively.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during 1996 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that Mr. Schiavone filed one late report on Form 4, reporting the purchase of 7,300 shares of the Company's Common Stock, which report was received by the Securities and Exchange Commission and the American Stock Exchange 14 days after its due date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the private placement of 1,200,000 shares of the Company's Common Stock and warrants to purchase an additional 1,200,000 shares of its Common Stock, the Company paid a fee of $51,000 (equal to 1% of the $5,100,000 purchase price) to Anaconda Capital Management, L.L.C. Mr. Kelly is the Chairman of the Board, Chief Executive Officer and Managing Member of Anaconda Capital Management, L.L.C.

     Under a Transition Services Agreement, IGI provided certain administrative services to the Company, including services relating to human resources, purchasing and accounting, data processing and payroll services from the Distribution through June 30, 1996. The Company paid IGI a fee for all services provided by IGI employees, based on IGI's cost. In 1996, $230,474 of costs were incurred.

     In addition to the services described in the Transition Services Agreement, Edward B. Hager served as Chairman of the Board and Chief Executive Officer and John P. Gallo served as Chief Operating Officer of the Company through June 30, 1996 (the "Transition Termination Date") and Mr. Gallo served as Treasurer of the Company through May, 1996. Prior to the Transition Termination Date, Dr. Hager devoted the majority of his time to IGI and received no compensation for his services as an officer of Novavax other than the grant of options disclosed below in the table "Option Grants in Last Fiscal Year." Mr. Gallo devoted approximately one half of his business time through the Transition Termination Date to the Company and its business, and the Company reimbursed IGI for one half of Mr. Gallo's compensation during the period ending on the Transition Termination Date, which costs are included in the charges disclosed in the prior paragraph. In addition, Mr. Gallo was granted an option to purchase 100,000 shares of the Company's Common Stock in March, 1996 at an exercise price of $5.81 per share. The options were fully vested in September, 1996 and have a ten year term. As non-employee directors of the Company, in December, 1996, Dr. Hager and Mr. Gallo were each granted options to purchase 10,000 shares of the Company's Common Stock under the 1995 Director Stock Option Plan described above under "Board Compensation." Dr. Hager and Mr. Gallo continue to serve as directors of IGI and Mr. Marsh served as a director of IGI through September, 1996. In February, 1997, Mrs. Hager, a director of IGI, was elected as a director of Novavax. Dr. Hager, Mr. Gallo and Mrs. Hager beneficially own 10.3%, 6.3% and 5.7%, respectively, of the outstanding shares of IGI, as of March 14, 1997.

     In connection with the Distribution, IGI paid Novavax $5,000,000 in return for a fully paid-up, ten-year license entitling it to the exclusive use of Novavax's lipid vesicle and ultrasponge hydrogel technologies and micellar nanoparticles (the "Novavax Technologies") in the fields of (i) animal pharmaceuticals, biologicals and other animal health products; (ii) foods, food applications, nutrients and flavorings; (iii) cosmetics, consumer products and dermatological over-the-counter and prescription products (excluding certain topically delivered hormones); (iv) fragrances; and (v) chemicals, including herbicides, insecticides, pesticides, paints and coatings, photographic chemicals and other specialty chemicals; and the processes for making the same. IGI has the option, exercisable within the last year of the ten-year term, to extend the License Agreement for an additional ten-year period for $1,000,000. Novavax will retain the right to use its Novavax Technologies for all other applications, including human vaccines and pharmaceuticals.

     To facilitate the spinoff of Novavax, IGI and Novavax entered into a Distribution Agreement that describes the principal corporate transactions required to effect the Distribution, including, among other things, the preparation of a registration statement registering the Novavax Common Stock under the Securities Exchange Act of 1934, as amended. The Distribution Agreement also provides that each company will share equally any liabilities under federal and state securities laws incurred as a result of the distribution of the Information Statement relating to the spinoff.

     IGI and Novavax also entered into a Tax Matters Agreement that provides, among other things, that IGI will be responsible for all federal, state, local and foreign tax liabilities of Novavax for periods ending on or prior to the Distribution and Novavax will be responsible for all tax liabilities of Novavax subsequent to that date. The Tax Matters Agreement further provides that for the tax year of IGI that includes the Distribution Date and the tax year of Novavax that commences immediately following the Distribution Date, IGI will claim on its federal income tax returns certain specified tax benefits and Novavax will not claim any of such tax benefits. The agreement also provides that Novavax will be liable for any and all taxes, including interest and penalties, incurred by Novavax as a result of Novavax engaging in any act that results in the Distribution failing to qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation paid by either IGI (prior to the Distribution) or Novavax during each of the last three fiscal years to the Company's Chief Executive Officers and the three most highly compensated executive officers of the Company who received compensation in excess of $100,000 during fiscal 1996 for services provided to the Company. All amounts shown with respect to fiscal 1996 were amounts paid by the Company for services provided to the Company. Prior to the Distribution, Drs. Hager and O'Donnell were employed by IGI (and, in the case of Dr. Hager, remain employed by IGI) and the payments presented below with respect to fiscal 1994 and 1995 represent primarily payments for services to IGI. Prior to the Distribution, Dr. Wright was a full time employee of the Company and all payments presented below with respect to fiscal 1994 and 1995 represent payments for his services rendered to the Company. There are no other executive officers or key employees of the Company who earned more than $100,000 during fiscal 1996.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM
                                                  ANNUAL                COMPENSATION
                                              COMPENSATION(1)            AWARDS (2)
                                           ---------------------    ---------------------       ALL OTHER
                                            SALARY        BONUS     SECURITIES UNDERLYING    COMPENSATION(3)
  NAME AND PRINCIPAL POSITION      YEAR      ($)           ($)           OPTIONS (#)               ($)
--------------------------------   ----    --------      -------    ---------------------    ---------------
John O. Marsh, Jr...............   1996    $102,000      $    --           100,000               $    --
     Chief Executive Officer(4)    1995      14,000           --            30,000                    --
                                   1994       8,000           --            10,000                    --
Edward B. Hager, M.D. ..........   1996           0           --           110,000                    --
     Former Chief                  1995     314,050       55,000            50,000                12,062
     Executive Officer             1994     285,500       55,000            50,000                 9,643
Denis M. O'Donnell, M.D. .......   1996     197,559           --           100,000                 9,632
     President and Chief           1995     183,006           --            80,000                12,451
     Operating Officer (5)         1994     169,500       25,000             8,000                 9,487
D. Craig Wright, M.D. ..........   1996     156,347           --            50,000                 9,146
     Vice President                1995     150,000           --           348,524                10,692
                                   1994     127,402       15,000            10,000                 8,723

---------------
(1) No amounts are shown as Other Annual Compensation because the aggregate dollar amount per executive does not exceed the lesser of either $50,000 or 10% of annual salary and bonus.

(2) Novavax does not have a long-term compensation program that includes long-term incentive payouts, restricted stock awards, stock appreciation rights or other forms of long-term compensation. The figures in this column for 1994 for all executives and for 1995 with respect to Dr. Hager reflect options granted by IGI to purchase IGI Common Stock. The 1995 figures with respect to Mr. Marsh and Drs. O'Donnell and Wright and the 1996 figures for all executives reflect options granted by Novavax to purchase Novavax Common Stock, including options granted in connection with the Distribution. With respect to all IGI options outstanding at the time of the Distribution, including those held by the Named Executive Officers, a corresponding Spinoff Option was granted by Novavax. See "Stock Options" below. The Spinoff Options are excluded from this table.

(3) The amounts shown in this column represent premiums for medical insurance, long term disability insurance and group life insurance paid by Novavax in 1996 or by either IGI or Novavax in prior years and IGI's contributions under a 401(k) plan during prior years. The medical insurance premiums paid for Drs. O'Donnell and Wright during fiscal 1996 were $7,802 and $7,532, respectively. The long term disability insurance premiums paid for each of Dr. O'Donnell and Dr. Wright during fiscal 1996 were $720. The group life insurance premiums paid for Drs. O'Donnell and Wright during fiscal 1996 were $1,110 and $894, respectively.

(4) Mr. Marsh was elected to his positions effective July, 1996. He subsequently retired in March, 1997.

(5) Dr. O'Donnell became President of Novavax in September, 1995 and Chief Operating Officer in July, 1996.

STOCK OPTIONS

     Novavax's 1995 Stock Option Plan (the "Novavax Option Plan") was adopted by the Board of Directors and approved by the stockholders on September 13, 1995. The Novavax Option Plan provides for the grant of options to purchase an aggregate of 4,000,000 shares of Novavax Common Stock to officers and employees of, and consultants or advisors to, Novavax and its subsidiaries and to holders of options for the purchase of IGI Common Stock as of the Distribution. A total of 2,034,015 shares under the Novavax Option Plan are reserved for issuance upon exercise of the Spinoff Options (as described below) granted to IGI option holders, and the balance is reserved for issuance upon exercise of stock options to be granted to officers, employees and consultants of Novavax.

     The Novavax Option Plan is administered by the Compensation Committee, which has the authority to select the individuals to whom options are granted and determine the terms of each option, including the number of shares covered by each option, the option exercise price and when the options become vested or exercisable. Options granted under the Novavax Option Plan may be either "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "non-statutory stock options" (options that do not meet the requirements for incentive stock option treatment). In the case of incentive stock options, the purchase price cannot be less than 100% of the fair market value of the shares on the date of grant. There is no minimum exercise price for non-statutory stock options. Incentive stock options can have a term of up to ten years. Options are not transferable and can be exercised only by the optionee, except in the event of the optionee's death. Except for certain options described below granted at the time of the Distribution and options granted to non employees, options under the Novavax Option Plan generally become exercisable in installments on a cumulative basis, at a rate of 25% each year during the first, second, third and fourth years after the date of grant. Options can be exercised by paying the exercise price in cash, in shares of Novavax Common Stock then held by the optionee, which have been held for at least six months, or by a combination of cash and Novavax shares. All employees, officers and directors of, or consultants or advisors to, Novavax are eligible to receive options under the Novavax Option Plan, but only employees of Novavax are entitled to receive incentive stock options. All of the Company's 16 employees are eligible to participate in the Novavax Option Plan. The number of individuals receiving stock options will vary from year to year depending upon such factors as promotions and hirings. Thus, Novavax cannot now determine award recipients.

     On September 13, 1995, the Board of Directors of Novavax authorized the grant, as of the Distribution date, of options to purchase Novavax Common Stock (the "Spinoff Options") to all holders of options to purchase IGI Common Stock. These holders include both employees of IGI who transferred their employment to Novavax and employees of IGI who remain with IGI. The Spinoff Options were granted on substantially similar terms to the corresponding options to purchase IGI Common Stock held by such holders, including the rate at which the options vest and the expiration date of such options, with two exceptions. First, the number of shares of Novavax Common Stock underlying the Spinoff Options, as compared to their IGI counterparts, reflect the distribution of one share of Novavax Common Stock for each share of IGI Common Stock. Second, the exercise prices of the Spinoff Options were determined by multiplying the exercise price of the related IGI option by a fraction, the numerator of which was the product of Novavax's outstanding shares multiplied by the fair market value of Novavax Common Stock (the weighted average of the closing price per share of Novavax Common Stock on the American Stock Exchange for the 20 trading days immediately following the Distribution) ("Novavax Market Capitalization"), and the denominator of which was the sum of (a) the product of IGI's shares outstanding multiplied by the fair market value of IGI Common Stock (the weighted average of the closing price per share of IGI Common Stock on the American Stock Exchange for the 20 trading days immediately following the Distribution) ("IGI Market Capitalization") and (b) the Novavax Market Capitalization. The Novavax Market Capitalization amount was $36,708,251, and the IGI Market Capitalization amount was $67,484,817. As an illustration, if an individual held an option to purchase 100 shares of IGI Common Stock at an exercise price of $10.00 per share, then such holder received a Spinoff Option to purchase 100 shares of Novavax Common Stock at an exercise price of $3.52 per share (i.e., $10.00 times $36,708,251 divided by $104,193,068 equals $3.52).

     The following tables summarize option grants and exercises during 1996 to or by the Named Executive Officers, and the value of the options held by such persons at the end of 1996. No SARs were granted or exercised during 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                --------------------------------------------------                   POTENTIAL REALIZABLE VALUE AT
                                NUMBER OF
                                SECURITIES    % OF TOTAL    EXERCISE                                 ASSUMED ANNUAL RATES OF STOCK
                                UNDERLYING     OPTIONS         OR                                    PRICE APPRECIATION FOR OPTION
                                 OPTIONS      GRANTED TO      BASE        MARKET                               TERM (3)
                                 GRANTED      EMPLOYEES       PRICE        PRICE      EXPIRATION    -------------------------------
             NAME                  (#)         IN 1996      ($/SHARE)    ($/SHARE)       DATE       0%         5%           10%
------------------------------- ----------    ----------    ---------    ---------    ----------    ---     --------     ----------
John O. Marsh, Jr. (1).........   100,000        15.8%        $7.00        $7.00        6/21/06     $0      $440,226     $1,115,620
Edward B. Hager, M.D. (1)......   100,000        15.8          5.81         5.81        3/20/06      0       365,388        925,964
                                   10,000         1.6          3.44         3.44       12/31/06      0        21,634         54,825
Denis M. O'Donnell, M.D.(2)....   100,000        15.8          5.81         5.81        3/20/06      0       365,388        925,964
D. Craig Wright, M.D.(2).......    50,000         7.9          3.38         3.38       12/09/06      0       106,283        269,343

---------------
(1) The options granted to Mr. Marsh and Dr. Hager become exercisable as to 100% of the shares covered thereby six months after the date of grant.

(2) The options granted to Dr. O'Donnell and Dr. Wright become exercisable as to 25% of the shares covered thereby on each of the first through fourth anniversaries of the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                             NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                                 SHARES                   OPTIONS AT FISCAL YEAR-END        AT FISCAL YEAR-END(1)
                               ACQUIRED ON     VALUE                  (#)                            ($)
                                EXERCISE      REALIZED    ---------------------------    ---------------------------
            NAME                   (#)          ($)       (EXERCISABLE/UNEXERCISABLE)    (EXERCISABLE/UNEXERCISABLE)
----------------------------   -----------    --------    ---------------------------    ---------------------------
John O. Marsh, Jr. .........         --            --           190,000/      0                $  5,100/      0
Edward B. Hager, M.D. ......         --            --           445,000/ 10,000                 141,850/      0
Denis M. O'Donnell, M.D. ...         --            --           129,500/101,500                  12,000/  4,000
D. Craig Wright, M.D. ......         --            --           276,393/142,131                 718,153/242,382

---------------
(1) Value based on the closing price of the Company's Common Stock on the American Stock Exchange at the end of fiscal 1996 ($3.44 per share) minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is composed of five non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to review and approval by the full Board of Directors. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

     The objectives of the Company's executive compensation program are to: (i) support the achievement of the strategic goals and objectives of the Company;
(ii) attract and retain key executives critical to the success of the Company; and (iii) align the executive officers' interests with the success of the Company. The Company's executive compensation program currently consists of three principal elements -- base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

     The Committee's policy is to set base salary levels for each of the Company's executive officers based on a review of compensation for competitive positions in the market, the executives' job skills and experience, and judgments as to past and future contributions of the executives to the Company's success. The corporations whose compensation practices have been studied are not limited to the peer group listed in the stock performance chart, but include the full range of companies with which the Company competes for executive talent. The annual cash incentive compensation is designed to tie annual awards to Company and individual executive performance. The Committee considers a number of factors in determining whether annual incentive awards should be paid, including the achievement by the Company of approved budgets, new product introductions and progress in the development of new products, and the achievement by the executives of their individual assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria.

     During the first half of fiscal 1996, the Company was in a unique situation since it did not pay any cash compensation to its Chief Executive Officer. In connection with the spin-off of the Company from IGI, Dr. Hager served as Chief Executive Officer of the Company on a temporary basis until June 30, 1996. The compensation shown under the Summary Compensation table for Dr. Hager with respect to fiscal 1994 and 1995 represents the compensation paid or granted to Dr. Hager by IGI in connection with his services to IGI and his temporary services to the Company.

     Mr. Marsh became the Chief Executive Officer on July 1, 1996, agreeing with the Board of Directors to serve as such for an annual salary of $200,000. This salary was reached by negotiation between Mr. Marsh and the Board of Directors and was designed to attract Mr. Marsh to join the Company. Neither Mr. Marsh nor any other executive officer received an annual cash incentive compensation payment with respect to fiscal 1996.

     Because of the Company's new status as a public company after being spun-off from, and controlled by, its former parent, IGI, and because of the variety of start-up companies in the field of biotechnology, it is difficult to make meaningful compensation comparisons. The Company seeks, nevertheless, to provide its executives with opportunities for substantially higher compensation through annual stock options. The Committee believes that stock ownership by executive officers is important in aligning management and stockholder interests for the long-term enhancement of stockholder value. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service rendered, or to be rendered, to the Company by the executive. During 1996, the Committee granted options to purchase 100,000 shares of the Company's Common Stock to Dr. Hager while he was serving as Chief Executive Officer and also granted options to purchase 100,000 shares of the Company's Common Stock to Mr. Marsh. The latter grant was made at the commencement of Mr. Marsh's service as Chief Executive Officer and was designed to attract Mr. Marsh to join the Company. The exercise price for these option grants was equal to 100% of the fair market value per share on the date of grant. The Committee intends to continue to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant so that the options will only have value if the Company's stock price increases.

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its Chief Executive Officer or its four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock options granted to executive officers in a manner that complies with the performance-based requirements of the statute. In 1996, no compensation paid by the Company was nondeductible as a result of the $1,000,000 limitation. Furthermore, the Committee believes that, given the general range of salaries and bonuses for executive officers of the Company, the $1,000,000 threshold of
Section 162(m) will not be reached by any executive officer of the

Company in the foreseeable future. Accordingly, the Committee has not formulated a policy to address non-qualifying compensation.

                                          Compensation and Stock Option
                                          Committee

                                          Ronald A. Schiavone, Chairman
                                          Wayne A. Downing
                                          Mitchell J. Kelly
                                          J. Michael Lazarus
                                          Ronald H. Walker

COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company since the Company has been publicly held, with the cumulative total return on the AMEX Composite Index and of a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 12, 1995, and reinvestment of all dividends). The peer group consists of the Company, Ribi Immunochem Research, Inc., Emisphere Technologies, Inc., Penederm, Inc. and Advanced Polymer Systems, Inc.

        MEASUREMENT PERIOD                                AMEX COMPOSITE
      (FISCAL YEAR COVERED)            NOVAVAX, INC.           INDEX            PEER GROUP
12/12/95                                        100.00              100.00              100.00
12/31/95                                         78.95              102.37              112.08
12/31/96                                         72.36              108.91              140.56

           PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of Coopers & Lybrand L.L.P., which served as auditors for the fiscal year ended December 31, 1996, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires. In addition to examining and reporting upon the Company's financial statements, Coopers & Lybrand also reviewed the Company's filings with the SEC and provided consultations on financial statement implications of matters under consideration by the Company.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 1998 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, 8320 Guilford Road, Columbia, MD 21046, no later than December 6, 1997 in order to be considered for inclusion in the Proxy Statement relating to that meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the cost of soliciting Proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By Order of the Board of Directors

                                          David A. White,
                                          Secretary

April 8, 1997

[x]    PLEASE MARK VOTES
       AS IN THIS EXAMPLE
                                                                 1. To elect the following nominees as
                                                                    Class II Directors to serve until
                                                                    the 2000 Annual Meeting of
                                                                    Stockholders.
                                                                                                                             For All
                                                                                                           For   Withhold     Except


                                                                             J. MICHAEL O. LAZARUS
                                                                               JOHN O. MARSH, JR.           [ ]     [ ]          [ ]
                                                                                  JANE E. HAGER

                                                                    NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name(s). Your shares will be voted for the
                                                                    remaining nominee(s).
             ------------------------------------
                          NOVAVAX, INC.
             ------------------------------------                                                              For  Against  Abstain


 RECORD DATE SHARES:                                             2. To ratify the appointment of Coopers       [ ]      [ ]     [ ]
                                                                    & Lybrand L.L.P. as independent auditors
                                                                    of the Company for the current fiscal
                                                                    year ending December 31, 1997.


                                                                 3. And to vote and act upon any other matters which may properly come before the meeting or any meeting or any adjournment
                                                                    thereof.



                                                                 Mark box at right if you plan to attend the meeting.           [ ]

                                            ---------------
Please be sure to sign and date this Proxy       Date            Mark box at right if an address change or comment has been
-----------------------------------------------------------      noted on the reverse side of this card.                        [ ]

------Stockholder sign here------------Co-owner sign here--

DETACH CARD                                                                                                              DETACH CARD








                [NVXCM - NOVAVAX, INC.] [FILE NAME: NVXCM1.ELX]
                             [VERSION - 1] [3/6/97]

PROXY                            NOVAVAX, INC.                             PROXY
                         ANNUAL METING OF STOCKHOLDERS
                                  MAY, 15 1997

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder of Novavax, Inc. hereby appoints Edward B. Hager and Richard F. Maradie, and each of them, attorneys, agents and proxies, with the power of substitution to each, to vote all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Novavax, Inc., to be held at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland, on May 15, 1997 at 10:00 a.m., and any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED IN THIS PROXY,
(2) THE RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND L.L.P. AS AUDITORS AND (3) IN THE DISCRETION OF THE PROXYHOLDER, ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please date and sign this Proxy and return it promptly, whether or not you expect to attend the meeting. You may, nevertheless, vote in person if you do not attend.

--------------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.
--------------------------------------------------------------------------------
  Please sign exactly as your name(s) appear(s) on the reverse side of this card.  When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such.  If stock is held in joint names, all named stockholders should sign.
--------------------------------------------------------------------------------


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                 [NVXCM - NOVAVAX, INC.][FILE NAME: NVXCM2.ELX]
                             [VERSION - 2] [3/12/97]